                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

            TYCO BOARD UNANIMOUSLY REAFFIRMS THAT NINE CURRENT BOARD
                     MEMBERS WILL NOT STAND FOR RE-ELECTION

       BOARD ALSO NOMINATES ADMIRAL DENNIS C. BLAIR (U.S. NAVY, RET.) TO
                             FILL EXPECTED VACANCY

    PEMBROKE, BERMUDA--NOVEMBER 8, 2002--Tyco International Ltd. (NYSE--TYC, BSX--TYC, LSE--TYI) announced that its Board of Directors today unanimously reaffirmed its September 12, 2002, resolution under which the Board voted not to nominate or support for re-election at the Company's 2003 annual meeting any of the nine current Directors who were members of the Board prior to July of this year. The Board also voted unanimously that Chairman and CEO Ed Breen will select two of the outgoing members of the Board to become non-voting advisors to the Board.

    "Today's decision confirms the Board's commitment to select a new slate of independent Directors who will bring a wide range of perspectives to Tyco," said Mr.Breen. "I believe the Board is acting in the best interest of the Company and its shareholders. I'd like to thank all the members of the Board for making this decision. I also wish to express my appreciation to Ira Millstein, who worked with members of the Board and Tyco's counsel to achieve this result."

    The Board also nominated Admiral Dennis C. Blair (U.S. Navy, Ret.) to fill one of the vacancies expected to open on the Board. Mr. Breen said, "I am pleased to welcome Dennis Blair as the most recent nominee to the Tyco Board. He has a lifetime of leadership experience to offer to this company and a reputation for insightful and decisive action that is second to none. He is known for his integrity and independent thinking and will be a fine addition to this Company's Board of Directors."

    Admiral Blair retired as Commander in Chief of the U.S. Pacific Fleet in 1999 after more than 30 years of service in the armed forces. Previously, Blair served as Vice Admiral and Director of the Joint Staff and member of the Reserve Forces Policy Board for the Department of Defense. During his career he has also worked closely with The White House, the National Security Council and the Central Intelligence Agency and served as Rear Admiral and Commander of the Kitty Hawk Battle Group. Blair graduated from the U.S. Naval Academy and holds a Masters Degree from Oxford University.

    As Board vacancies occur, Admiral Blair and other nominees previously announced will be among those to fill such vacancies. The other nominees are Jerome York, Mackey McDonald, George Buckley, Bruce Gordon and Sandra Wijnberg. Of the current directors, only Mr. Breen and Jack Krol, the Company's lead outside director and Chairman of the Board's Corporate Governance and Nominating Committee, will be nominated and supported for re-election.

ABOUT TYCO INTERNATIONAL LTD.

    Tyco International Ltd. is a diversified manufacturing and service company. Tyco is the world's largest manufacturer and servicer of electrical and electronic components; the world's largest designer, manufacturer, installer and servicer of undersea telecommunications systems; the world's largest manufacturer, installer and provider of fire protection systems and electronic security services and the world's largest manufacturer of specialty valves. Tyco also holds strong leadership positions in medical device products, and plastics and adhesives. Tyco operates in more than 100 countries and had fiscal 2002 revenues from continuing operations of approximately $36 billion.

FORWARD LOOKING STATEMENTS

    This release may contain certain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward looking and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release include statements addressing the following subjects: future financial condition and operating results. Economic, business, competitive and/or regulatory factors affecting Tyco's businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements.

    More detailed information about these and other factors is set forth in Tyco's Annual Report on Form 10-K for the fiscal year ended September 30, 2001, and in Tyco's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002. Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

                                       # # #

    Contact:  Gary Holmes (Media)
            212-424-1314
            Kathy Manning (Investors)
            603-778-9700